Exhibit 99.5

Offer to Exchange

All Outstanding American Depositary Shares

of

CENTERPULSE LTD.

For cash and American Depositary Shares

of

SMITH & NEPHEW GROUP PLC

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 10:00 A.M., NEW YORK CITY TIME, ON TUESDAY, JUNE 24, 2003 UNLESS THE OFFER IS EXTENDED.

April 25, 2003

To Our Clients:

Enclosed for your consideration are the Preliminary Prospectus/Offer to Exchange, dated April 25, 2003 (the “Prospectus”), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the “Offer”), relating to an offer by Smith & Nephew Group plc, a public limited company incorporated and registered under the laws of England and Wales (“S&N Group”), to exchange 0.2515 American Depositary Share (“ADS”) of S&N Group and the US dollar equivalent of CHF 7.342 in cash for each outstanding ADS of Centerpulse Ltd., a public company incorporated under the laws of Switzerland (“Centerpulse”), upon the terms and subject to the conditions set forth in the Offer. The Offer is being made in connection with S&N Group’s offer to acquire all outstanding Centerpulse shares (including Centerpulse shares represented by Centerpulse ADSs) upon the terms and subject to the conditions set forth in a combination agreement, dated as of March 20, 2003, by and among Centerpulse, S&N Group and Smith & Nephew plc, a public limited company incorporated and registered under the laws of England and Wales. This material is being forwarded to you as the beneficial owner of Centerpulse ADSs carried by us in your account but not registered in your name.

A tender of such Centerpulse ADSs can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Centerpulse ADSs held by us for your account.

Pursuant to the Letter of Transmittal, if you so instruct us as described herein, we will deliver the Centerpulse ADSs to the US exchange agent and instruct it to have the Centerpulse shares underlying the Centerpulse ADSs tendered to S&N Group. References in this document to the tender of Centerpulse ADSs shall mean the foregoing process. Pursuant to the terms of the Offer, holders of Centerpulse ADSs will be entitled to receive interests in S&N Group shares only in the form of S&N Group ADSs.

Accordingly, we request instructions as to whether you wish to tender any or all of the Centerpulse ADSs held by us for your account, upon the terms and conditions set forth in the Offer.

Please note the following:

1.	The consideration for each Centerpulse ADS is 0.2515 S&N Group ADS and the US dollar equivalent of CHF 7.342 in cash. Each S&N Group ADS represents 10 S&N Group shares.

2.

The Offer will contain a mix and match election (the “Mix and Match Election”), whereby holders of Centerpulse ADSs may elect to receive either more S&N Group ADSs or more cash than the standard entitlement of 0.2515 S&N Group ADS and the US dollar equivalent of CHF 7.342 in cash per tendered Centerpulse ADS. Holders of Centerpulse ADSs who wish to make such an election must complete the Mix and Match Election form attached to the Letter of Transmittal and return it to the US exchange agent either at the time of the submission of the Letter of Transmittal or at any time thereafter, but prior to the expiration of the subsequent offering period applicable to the Offer. For a valid Mix and Match Election to be made, the properly completed and duly executed Mix and Match Election form must be received by the US exchange agent prior to the expiration date of the subsequent offering period applicable to the Offer. Any holder of Centerpulse ADSs who wishes to receive the standard entitlement need not submit or complete the Mix and Match Election form. Holders of Centerpulse ADSs who do not properly complete and submit the Mix and Match Election form to the US exchange agent in a timely fashion will receive the standard entitlement of S&N Group ADSs and cash set forth in the Offer.

3.	S&N Group is using the Prospectus to make the Offer for all outstanding Centerpulse ADSs and for all Centerpulse shares held by holders located in the United States. S&N Group is using a separate Swiss exchange offer prospectus to make the Offer for all outstanding Centerpulse shares held in Switzerland and in other jurisdictions outside the United States.

4.	The Offer and withdrawal rights will expire at 10:00 a.m., New York City time, on Tuesday, June 24, 2003, unless the Offer is extended.

5.	The Offer is conditioned upon, among other things, S&N Group having received valid acceptances for at least 75% of the total number of the Centerpulse shares outstanding, including Centerpulse shares represented by Centerpulse ADSs, and Centerpulse shares held by InCentive Capital AG (if S&N Group’s exchange offer for shares of InCentive Capital AG has become unconditional), as of the expiration of the offering period applicable to the Offer. The Offer is also subject to the other terms and conditions contained in the Prospectus.

6.	Tendering security holders will not be obligated to pay brokerage fees or commissions imposed by S&N Group or, except as set forth in the Letter of Transmittal, stock transfer taxes on the transfer of Centerpulse ADSs pursuant to the Offer.

If you wish to have us tender any or all of your Centerpulse ADSs, please so instruct us by completing, executing, detaching and returning to us the instruction form contained in this letter. An envelope to return your instructions to us is enclosed. If you authorize tender of your Centerpulse ADSs, all such ADSs will be tendered unless otherwise indicated in such instruction form. Please forward your instructions to us as soon as possible to allow us ample time to tender your Centerpulse ADSs on your behalf prior to the expiration of the Offer.

The Offer is made solely by the Prospectus and the related Letter of Transmittal and any supplements or amendments thereto. The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Centerpulse ADSs residing in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the securities laws of such jurisdiction.

INSTRUCTIONS WITH RESPECT TO

THE OFFER TO EXCHANGE

ALL OUTSTANDING AMERICAN DEPOSITARY SHARES

OF

CENTERPULSE LTD.

FOR CASH

AND

AMERICAN DEPOSITARY SHARES

OF

SMITH & NEPHEW GROUP PLC

The undersigned acknowledge(s) receipt of your letter and the enclosed Preliminary Prospectus/Offer to Exchange, dated April 25, 2003, and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the “Offer”), in connection with the offer by Smith & Nephew Group plc, a public limited company incorporated and registered under the laws of England and Wales (“S&N Group”), to exchange 0.2515 American Depositary Share (“ADS”) of S&N Group and the US dollar equivalent of CHF 7.342 in cash for each outstanding ADS of Centerpulse Ltd., a public company incorporated under the laws of Switzerland (“Centerpulse”).

This will instruct you to tender to S&N Group the number of Centerpulse ADSs indicated below (or if no number is indicated below, all such ADSs) which are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

Number of Centerpulse American Depositary Shares to be Tendered:*

SIGN HERE

(Signature(s))

Account Number:

Date: , 2003	(Print Name(s))

(Print Address(es))

(Area Code and Telephone Number(s))

(Taxpayer Identification or Social Security Number(s))

*	Unless otherwise indicated, it will be assumed that all Centerpulse American Depositary Shares held by us for your account are to be tendered.

MIX AND MATCH ELECTION FORM

You may utilize the Mix and Match Election so long as you accept the Offer prior to the expiration of the subsequent offering period applicable to the Offer. To utilize the Mix and Match Election you must complete and return this Mix and Match Election form to our attention prior to the expiration of the subsequent offering period applicable to the Offer.

COMPLETE THIS FORM IF YOU WISH TO ELECT TO RECEIVE EITHER MORE S&N GROUP ADSS OR MORE CASH THAN THE STANDARD ENTITLEMENT.

1	Centerpulse ADSs – Total Number of ADSs Tendered	Box 1

Total number of Centerpulse ADSs tendered.

2	Centerpulse ADSs – Elections	Box 2 A

Number of tendered Centerpulse ADSs for which you would like to receive the standard entitlement of 0.2515 S&N Group ADS and the US dollar equivalent of CHF 7.342 per Centerpulse ADS.

Box 2 B

Number of tendered Centerpulse ADSs for which you would like to make a Mix and Match Election. You must also complete Box 3A and/or Box 3B if you make this election.

Note: the total number of Centerpulse ADSs in Box 2A and Box 2B must equal the number of tendered Centerpulse ADSs in Box 1.

3	Centerpulse ADSs – Mix and Match Election	Box 3 A

Number of tendered Centerpulse ADSs for which you would like to receive the maximum number of S&N Group ADSs possible.

Box 3 B

Number of tendered Centerpulse ADSs for which you would like to receive the maximum amount of cash possible.

Note: the total number of Centerpulse ADSs in Box 3A and Box 3B must equal the number of Centerpulse ADSs in Box 2B.

SIGN HERE

Signatures
Account Number:

Date: , 2003

(Print Name(s))

(Print Address(es))

(Area Code and Telephone Number(s))

(Taxpayer Identification or Social Security Number(s))

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